Exhibit 4.3

THESE SECURITIES AND ANY SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THESE SECURITIES.

Right to Purchase up to 985,104 Shares of Common Stock of
Latin America Ventures, Inc. (subject to adjustment as provided herein)

MAKE GOOD COMMON STOCK PURCHASE WARRANT

Subject to Vesting in accordance with Section 1.3 hereof

No. 98	Issue Date: May 12, 2010

Latin America Ventures, Inc. (the “Company”), hereby certifies that, for value received, Halter Financial Group, L.P., or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date and at any time or from time to time before 5:00 p.m., New York time, through the close of business on the date that is four years from the Issue Date set forth above (the “Expiration Date”), up to Nine Hundred Eighty Five Thousand One Hundred Four (985,104) fully paid and nonassessable shares of Common Stock (as hereinafter defined), $0.001 par value per share, at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)

The term “Company” shall include Latin America Ventures, Inc. and any corporation which shall succeed, or assume the obligations of, Latin America Ventures, Inc. hereunder.

(b)

The term “Common Stock” includes (i) the Company’s Common Stock, par value $0.001 per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c)

The “Exercise Price” applicable under this Warrant shall be $0.01 on the date of issuance.

(d)

The “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean (a) if the Common Stock is then listed or quoted on a national trading market, the volume weighted average price of the Common Stock for the 20 trading days preceding such Determination Date, (b) if the Common Stock is not then listed or quoted on a national trading market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for the 20 trading days preceding such Determination Date on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average bid price per share of the Common Stock for the 20 trading days preceding such Determination Date as so reported, or (d) in all other cases, the value of the Common Stock as determined in good faith by the Company’s Board of Directors.

(e)

 The term “Force Majeure Event” means an act or event, including, as applicable, an act of God, act of the public enemy, fire, earthquake, flood, explosion, war, invasion, insurrection, riot, mob violence, sabotage, terrorism, inability to procure or a general shortage of labor, equipment, facilities, materials, or supplies in the open market, failure or unavailability of transportation, strike, lockout, actions of labor unions, a taking by eminent domain, requisitions and laws or orders of government or civil, military, or naval authorities, or any other cause, whether similar or dissimilar to the foregoing that is not within the reasonable control of the Company, so long as such act or event, in each case, (i) is not due to the fault or negligence of Company, (ii) is not reasonably foreseeable and avoidable with reasonable efforts by the Company, and (iii) results in a Material Adverse Effect.

(f)

The term “Material Adverse Effect” means a material and adverse effect on the results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

(g)

The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3 or otherwise.

(h)

The term “Securities Purchase Agreement” refers to the Securities Purchase Agreement, dated as of May 12, 2010, among the Company, Minera Licancabur S.A. and the investors identified on the signature pages hereto

1.

 Exercise of Warrant.

1.1.

Method of Exercise. From and after the 2011 Vesting Date and 2012 Vesting Date (each defined below), as applicable, through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of such vested portion of this Warrant in whole or in part, by delivery of an original or fax copy of a duly executed exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”) and payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank (unless cashless exercise shall have been elected in accordance with the provisions of Section 1.2 hereof), up to that number of shares of Common Stock referred to above which have vested in accordance with the provisions of Section 1.3 hereof, subject to adjustment pursuant to Section 4 and subject to the Company having sufficient authorized shares of Common Stock, provided, however, within 5 Trading Days of the date said Exercise Notice is delivered to the Company, the Holder shall have surrendered this Warrant to the Company.

1.2.

Cashless Exercise. Notwithstanding any provisions herein to the contrary, if one or more registration statements under the Securities Act providing for the resale of all shares of Common Stock underlying the Warrants have not been declared effective by the U.S. Securities and Exchange Commission, or the prospectuses forming a portion of such registration statement(s) is not then available for the resale of all such shares of Common Stock, in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

	X =	Y (B-A)
B

Where	X =	the number of shares of Common Stock to be issued to the
Holder.

	Y =	the number of shares of Common Stock purchasable upon
exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A =	the Warrant Price.

	B =	the average of the Fair Market Value for the five days
immediately preceding the date of the Notice of Exercise.

1.3.

Vesting.

(a)

In the event that the Company’s After Tax Net Income for the fiscal year ending March 31, 2011 is less than 90% of $14,382,102 (the “2011 Guaranteed ATNI”), this Warrant shall vest with respect to such number of shares of Common Stock equal to (i) the amount by which the After Tax Net Income for the fiscal year ending March 31, 2011 reported in the Company’s Annual Report on Form 10-K is less than $14,382,102, divided by $14,382,102, multiplied by (ii) 50% of the total number of shares of Common Stock underlying this Warrant. The date on which shares of Common Stock underlying this Warrant vest in accordance with this Section 1.3(a) is herein referred to as the “2011 Vesting Date”.

(b)

In the event that the Company’s After Tax Net Income for the fiscal year ending March 31, 2012 is less than 90% of $15,179,687 (the “2012 Guaranteed ATNI”), this Warrant shall vest with respect to such number of shares of Common Stock equal to (i) the amount by which the After Tax Net Income the fiscal year ending March 31, 2012 reported in the Company’s Annual Report on Form 10-K is less than $15,179,687, divided by $15,179,687, multiplied by (ii) 50% of the total number of shares of Common Stock underlying this Warrant. The date on which shares of Common Stock underlying this Warrant vest in accordance with this Section 1.3(b) is herein referred to as the “2012 Vesting Date”.

(c)

In the event that the After Tax Net Income reported in the 2011 Annual Report is equal to or greater than the 2011 Guaranteed ATNI, no shares of Common Stock underlying this Warrant will vest on the 2011 Vesting Date. In the event that the After Tax Net Income reported in the 2012 Annual Report is equal to or greater than the 2012 Guaranteed ATNI, no shares of Common Stock underlying the this Warrant will vest on the 2012 Vesting Date.

(d)

“After Tax Net Income” shall mean the Company’s operating income after taxes for the fiscal year ending March 31, 2011 or March 31, 2012 (as applicable) in each case determined in accordance with U.S. generally accepted accounting principles (“GAAP”) as reported in the 2011 Annual Report or 2012 Annual Report (as applicable).

(e)

Notwithstanding the foregoing or anything else to the contrary herein, for purposes of determining whether or not the 2011 Guaranteed ATNI and 2012 Guaranteed ATNI have been met, (i) the issuance of any warrants in connection with the Securities Purchase Agreement, including the Make Good Warrants (as defined therein), and (ii) any non-cash change under GAAP resulting from anti-dilution or from an accounting pronouncement issued after the date hereof, shall not be deemed to be an expense, charge, or any other deduction from revenues even though GAAP may require contrary treatment or the Annual Report for the respective fiscal years filed with the Securities and Exchange Commission by the Company may report otherwise. If prior to the second anniversary of the filing of either of the 2011 Annual Report or the 2012 Annual Report (as applicable), the Company or their auditors report or recognize that the financial statements contained in such report are subject to amendment or restatement such that the Company would recognize or report adjusted After Tax Net Income of less than either of the 2011 Guarantee ATNI or the 2012 Guaranteed ATNI (as applicable), then the date of the filing of such amendment or restatement will thereafter be the 2011 Vesting Date or the 2012 Vesting Date, as applicable.

(f)

If a Force Majeure Event occurs during the fiscal years ending March 31, 2011 or March 31, 2012, the Holder agrees to negotiate with the Company, in good faith, to amend this Section 1.3 to account for such Force Majeure Event. Notwithstanding the foregoing, the occurrence of a Force Majeure Event will not, in the absence of any such amendment, affect the Holder’s rights pursuant to this Section 1.3.

2.

Procedure for Exercise.

2.1.

Delivery of Stock Certificates, Etc., on Exercise.

The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2.2.

Exercise. Payment may be made in cash or by check payable to the order of the Company equal to the applicable aggregate Exercise Price for the number of shares of Common Stock specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided herein. If the Holder exercises this Warrant pursuant to Section 1.2 hereof, then such exercise shall be made by delivery of the Exercise Notice indicating such cashless exercise.

3.

 Effect of Reorganization, Etc.; Adjustment of Exercise Price.

3.1.

Reorganization, Consolidation, Merger, Etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2.

Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 3.1. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company’s securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder.

4.

Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section 4).

5.

Pro Rata Distributions. If the Company, at any time prior to the Expiration Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Fair Market Value determined as of the record date mentioned above, and of which the numerator shall be such Fair Market Value on such record date less the then per share Fair Market Value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

6.

Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder and any Warrant agent of the Company (appointed pursuant to Section 10 hereof).

7.

Status of Stock Issuable on Exercise of Warrant. The Company represents that all shares of Common Stock which may be issued upon the exercise of this Warrant will, when issued and paid for in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than restrictions imposed by the applicable laws and taxes in respect of any transfer occurring contemporaneously with such issue).

8.

Assignment; Exchange of Warrant. Subject to compliance with any applicable securities laws and the conditions set forth in any restrictive legend appearing on the face hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

9.

Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10.

Warrant Agent. The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, and replacing this Warrant pursuant to Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

11.

Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12.

No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

13.

 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

14.

Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder who has so furnished an address to the Company.

15.

Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE HOLDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

LATIN AMERICA VENTURES, INC.

By: /s/ Jorge Osvaldo Orellana Orellana
Name: Jorge Osvaldo Orellana Orellana
Title: Chief Executive Officer

Exhibit A

FORM OF SUBSCRIPTION
(To Be Signed Only On Exercise Of Warrant)

TO:

Latin America Ventures, Inc.
             Attention: Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to purchase ____________shares of Common Stock covered by such Warrant, and is providing, herewith, the aggregate purchase price for such shares.

The undersigned intends that payment of the Warrant Price shall be made as (check one):

Cash Exercise_______                                                                  Cashless Exercise_______

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $________by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is ___________. The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the VWAP of one share of Common Stock on the date of exercise, which product is ____________.

X = Y (B- A)
             B

Where:

The number of shares of Common Stock to be issued to the Holder __________________(“X”).

The number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised ___________________________(“Y”).

The Warrant Price ______________(“A”).

The 5-day average Fair Market Value of one share of Common Stock _______________________(“B”).

The undersigned is an “accredited investor” as defined in Regulation D, as promulgated under the Securities Act of 1933, as amended.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated: _________________________________________

___________________________________________

(Signature must conform to name of holder as
specified on the face of the Warrant)

Address: ___________________________________

__________________________________________

Exhibit B

FORM OF ASSIGNMENT
(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________whose address is _______________________________________________________________.

Dated: ______________, _______

Holder’s Signature: ______________________________

Holder’s Address: _______________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.